Exhibit 1.1

AMERICAN HONDA FINANCE CORPORATION

Medium-Term Notes, Series A

Due Nine Months or More from Date of Issue

FIRST AMENDED AND RESTATED DISTRIBUTION AGREEMENT

August 10, 2016

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED Bank of America Tower One Bryant Park New York, New York 10036	MIZUHO SECURITIES USA INC. 320 Park Avenue, 12th Floor New York, New York 10022

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

BNP PARIBAS SECURITIES CORP.

787 Seventh Avenue

New York, New York 10019

BNY MELLON CAPITAL MARKETS, LLC

101 Barclay Street, 3rd Floor

New York, New York 10286

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

DEUTSCHE BANK SECURITIES INC.

60 Wall Street

New York, New York 10005

HSBC SECURITIES (USA) INC.

452 Fifth Avenue

New York, New York 10018

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

LLOYDS SECURITIES INC.

1095 Avenue of the Americas, 34th Floor

New York, New York 10036

MORGAN STANLEY & CO. LLC

1585 Broadway, 29th Floor

New York, New York 10036

RBC CAPITAL MARKETS, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

SMBC NIKKO SECURITIES AMERICA, INC.

277 Park Avenue

New York, New York 10172

SG AMERICAS SECURITIES, LLC

245 Park Avenue

New York, New York 10167

TD SECURITIES (USA) LLC

31 West 52nd Street, 2nd Floor

New York, New York 10019

U.S. BANCORP INVESTMENTS, INC.

214 N. Tyron Street, 26th Floor

Charlotte, North Carolina 28202

WELLS FARGO SECURITIES, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

American Honda Finance Corporation, a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Merrill Lynch, Pierce, Fenner &

Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Lloyds Securities Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SG Americas Securities, LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, each as placement agent and/or principal (each, an “Agent,” and, together with any entity that becomes an agent hereunder pursuant to Section 1(j) hereof, collectively, the “Agents”), Medium-Term Notes, Series A, evidencing one or more obligations of the Company (each, a “Note” and, collectively, the “Notes”), on the terms set forth in this Agreement. “Related Agent,” in connection with any particular offer and sale of Notes, refers to each Agent acting as a placement agent or purchasing as a principal with respect to such Notes.

The Notes shall be issued pursuant to an Indenture, dated as of September 5, 2013 (as the same may be amended or supplemented from time to time, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which term includes any successor Trustee). The Company and Honda Motor Co., Ltd., a corporation organized under the laws of Japan (“Honda”), have entered into the Keep Well Agreement, dated September 9, 2005 (the “Keep Well Agreement”).

As of the date hereof, the Company has authorized the issuance and sale of up to U.S.$30,000,000,000 (or the equivalent, based on the applicable exchange rate at the time of issuance, in such foreign currencies as the Company shall designate at the time of issuance) aggregate principal amount of Notes (or such greater principal amount as the Company may authorize from time to time by resolution of its Board of Directors or, by delegated authority, a committee thereof) at any time outstanding through or by the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or by the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-213047), covering the public offering and sale of certain debt securities of the Company, including the Notes, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”). The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Notes in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(m) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as supplemented by the Prospectus Supplement and any pricing supplement used before the acceptance by the Company of an offer for the purchase of Notes which omits information to be included upon pricing in a form of prospectus filed pursuant to Rule 424(b), are collectively referred to herein as a “preliminary prospectus”. The Base Prospectus, as amended by the Prospectus Supplement and the applicable final pricing supplement relating to an offer and sale of Notes of the particular tranche, in the form the Base Prospectus, the Prospectus Supplement and any such final pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Notes, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to be the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Notes, the time of the first contract of sale for such Notes within the meaning of Rule 159 under the 1933 Act, or such other time as agreed by the Company and the Related Agent(s).

“General Disclosure Package” means the Base Prospectus, as amended by the Prospectus Supplement and the most recent pricing supplement, if any, relating to an offer and sale of Notes of the particular tranche furnished to the Related Agents for general distribution to investors prior to the Applicable Time, each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time in accordance with Section 3(l) hereof and specifically identified in the applicable Terms Agreement (or if there is no Terms Agreement, as expressly agreed in writing by the Company and Related Agent(s) to be treated as an Issuer General Use Free Writing Prospectus) and the final term sheet relating to such Notes as described in Section 3(l) hereof (each, the “Final Term Sheet”), all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), used in connection with an offering of Notes, including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to such Notes that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of such Notes or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Notes, the Related Agent(s) pursuant to Section 3(l) hereof that is furnished to the Agents or the Related Agent(s), as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or the Related Agent(s), as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, which, in the context of an offer and sale of Notes of a particular tranche, shall apply to information incorporated or deemed incorporated by reference therein prior to the Applicable Time relating to such Notes; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, which, in the context of an offer and sale of Notes of a particular tranche, shall apply to information incorporated or deemed incorporated by reference therein at or after the Applicable Time relating to such Notes.

Section 1. Appointment as Placement Agents.

(a)         Appointment of Agents.  Pursuant to the terms and subject to the conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf at any time and to any investor or through other agents (provided that any other agent executes an agreement with the Company upon the same terms and conditions as contained herein), the Company hereby appoints the Agents as the exclusive placement agents of the Company for the Notes and acknowledges that the Agents shall have the right, subject to the terms and conditions of this Agreement, to act on behalf of the Company in the placement of Notes during the term of this Agreement as its placement agents. Notwithstanding the foregoing, the Company reserves the right to appoint additional Agents for the purpose of assisting in the placement of the Notes during the term of this Agreement as provided in Section 1(j) hereof.

(b)         Reasonable Best Efforts Solicitations; Right to Reject Offers.  In soliciting purchases of the Notes on behalf of the Company, unless otherwise specified pursuant to the terms hereof, each Agent shall act solely as agent for the Company and not as principal. Upon receipt of instructions from the Company, an Agent shall use its reasonable best efforts to solicit, on behalf of the Company, purchases of such Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement. Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes through such Agent as placement agent, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes through such Agent as placement agent, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent’s agreement contained in this Agreement. The Company may accept or reject any proposed purchase of the Notes, in whole or in part, solicited by such Agent.

(c)         Suspension of Solicitations as Agents.  The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of Notes through the Agents as placement agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitations of purchases of Notes from the Company as placement agents until such time as the Company has advised the Agents to resume such solicitations.

(d)         Commissions.  The Company agrees to pay each Agent a commission, in the form of a discount or as otherwise agreed to by the Company and such Agent, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as placement agent as set forth in Schedule A hereto or as may otherwise be agreed in writing by the Company and the Agents; provided, however, that the Company shall only be obligated to pay one such fee with respect to any particular Note so sold. Without the prior approval of the Company, the Agents may not reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

No Agent shall otherwise employ, pay or compensate any other person to solicit offers to purchase the Notes or to perform any of their functions as placement agent without the prior written consent of the Company.

(e)         Purchases as Principal. The Agents shall have no obligation to purchase Notes as principal, whether from the Company or otherwise, unless the Company and the applicable Agent(s) agree as set forth below. The Company agrees that whenever it determines to sell Notes directly to an Agent as principal it will enter into a separate Terms Agreement (each, a “Terms Agreement”), which, if requested by such Agent, will be in writing. Each such Terms Agreement shall be with respect to such information (as applicable) set forth in Annex I hereto. References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this Agreement and any applicable Terms Agreement. Each Terms Agreement shall specify the applicable Agent(s), the principal amount of Notes to be purchased by each such Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in such Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the Settlement Date (as defined below) for such Notes and such other provisions (including, but not limited to, further terms of the Notes) as may be mutually agreed upon. Each Agent is authorized to utilize a selling or dealer group in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such selling or dealer groups. Such Terms Agreement shall also specify whether or not any of the officer’s certificates, opinions of counsel, and accountant’s comfort letter pursuant to Sections 3(o), 3(p) and 3(q), respectively, hereof shall be required to be delivered by the Company on the related Settlement Date.

If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the “Defaulted Notes”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters, reasonably acceptable to the Company, to purchase all, but not less than all, of the Defaulted

Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if no such arrangement shall have been completed within such 24-hour period, then:

(i)         if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

(ii)        if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(f)         Administrative Procedures. Administrative procedures with respect to sales of Notes shall be agreed upon from time to time by the Agents, the Company and the Trustee (the “Procedures”). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

(g)         Availability of Notes for Sale. Under no circumstances shall the aggregate principal amount of Notes offered or sold pursuant to this Agreement, or which are the subject of instructions from the Company to an Agent to solicit purchases of Notes as placement agent, exceed the aggregate principal amount of Notes (i) referred to in the third paragraph of this Agreement, as reduced by prior sales of Notes under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized by the Company from time to time to be issued and sold under this Agreement, and, in each case referred to in clause (ii) and (iii), notified to the Agents. The Agents shall have no responsibility for maintaining records with respect to Notes available for sale under the Registration Statement or for determining the aggregate principal amount of Notes duly authorized from time to time by the Company.

(h)         Settlement. Settlement for sales of Notes will occur on the third business day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agent(s) (each such day, a “Settlement Date”).

If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by an Agent on any agency basis and accepted by the Company due to its refusal or inability to perform such obligation or because of a breach of any representation, warranty or agreement contained herein, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

Notes sold through an Agent as placement agent of the Company shall be delivered to such Agent for the account of any purchaser only against payment therefor in immediately available funds. Each Agent shall use its reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and adopted by the Company. In the event that a purchaser shall fail either to accept any Note or make payment for a Note on the Settlement Date, such Agent shall promptly notify the Company and such Note shall be cancelled and/or redelivered to the Company in accordance with the Indenture. If such Agent has theretofore paid the Company for such Note, the Company will promptly return the related funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations under this Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of such funds for the period such funds were credited to the Company’s account.

(i)         Reliance. The Company and the Agents agree that any Notes the placement of which any Agent solicits shall be placed by such Agent, and any Notes purchased by any Agent as principal shall be purchased, in reliance by such Agent on the representations, warranties, covenants and agreements of the Company contained, and on the terms and conditions and in the manner provided, in this Agreement.

(j)        Additional Agents. The Company may from time to time appoint one or more additional entities as its agents for the placement of Notes (each, a “New Agent”) upon the terms of this Agreement, provided that any New Agent shall have first delivered to the Company an Agent Accession Letter substantially in the form set out in Part I of Annex II hereto; and the Company shall have delivered to such New Agent a Confirmation Letter substantially in the form set out in Part II of Annex II hereto; whereupon such New Agent shall, subject to the terms of the relevant Agent Accession Letter and the relevant Confirmation Letter, become a party to this Agreement, vested with all authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent hereunder; provided, further, that except in the case of the appointment of a New Agent for the remainder of the term of this Agreement, following the issue of the relevant Note or Notes, the relevant New Agent shall have no further such authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such Note or Notes.

In addition, the Company may from time to time appoint one or more New Agents upon the terms of this Agreement, solely with respect to a particular sale of Notes by the Company directly to any such New Agent as principal by entering into a Terms Agreement with such New Agent substantially in the form set out in Annex I hereto that includes the provisions relating to the sale of Notes to a purchaser that is not an “Agent” under this Agreement, whereupon the terms and conditions of this Agreement shall apply to the sale of such Notes, and such New Agent shall be entitled to the benefits of this Agreement solely with respect to such purchase and sale, provided that following the closing for the sale of the relevant Note or Notes, the relevant New Agent shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with the purchase and sale of the relevant Notes.

Section 2. Representations and Warranties.

(a)        The Company represents and warrants to the Agents at the date of this Agreement, to each Related Agent at the date of each acceptance by the Company of an offer for purchase of Notes (whether through an Agent as placement agent or to an Agent as principal), each Applicable Time and each Settlement Date and to the Agents at each time that the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of, or a change in, the specific terms of a tranche of Notes or an amendment or supplement relating exclusively to the issuance of debt securities under the Registration Statement other than the Notes) (collectively, a “Representation Date”), and agrees with the Agents and Related Agents, as the case may be, as follows:

(i)        Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Notes have been and remain eligible for registration by the Company for sale on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued by any Governmental Entity (as defined below) and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by any Governmental Entity. The Company has complied with each request (if any) from the Commission for additional information relating to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including, in each case, the documents incorporated by reference therein.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to paragraph (f)(2) of Rule 430B of the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)        Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omitted, omits, or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply (i) to statements in or omissions from the Registration Statement or any amendment thereto or the General Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company by the Agents in writing expressly for use therein, (ii) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or (iii) any statements in the Registration Statement or any amendment thereto or the General Disclosure Package or the Prospectus or any amendment or supplement thereto which do not constitute part of such document pursuant to Rule 412 under the 1933 Act.

(iii)        Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company by the Agents in writing expressly for use therein. Any offer that is a written communication relating to the Notes made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)        Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement and (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v)        Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes, (C) at the date of this Agreement and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)       Independent Accountants. The accounting firm that certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vii)      Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the net income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, present fairly in all material respects the information required to be stated therein.

(viii)     No Material Adverse Change. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, (A) since the date of the most recent audited consolidated balance sheet of the Company included in the Registration Statement, the General Disclosure Package or the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”) and (B) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business (which includes, but is not limited to, Euromarket, Euro Asian or global financing and domestic private placement and public financing), which are material with respect to the Company and its subsidiaries considered as one enterprise.

(ix)       Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California and has all the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement, the Indenture and the Notes. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a material adverse effect in (A) the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (B) the ability of the Company to enter into and perform any of its obligations under, or to consummate any of the transactions contemplated in, this Agreement, the Indenture and the Notes (collectively, a “Material Adverse Effect”).

(x)        Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X), if any, (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of or other equity interests in each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company, directly or through other subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xi)       Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii)      Authorization and Description of Indenture. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, the Indenture is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and except as the enforcement thereof may be further limited by requirements that a claim with respect to Notes payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined by applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Indenture has been duly qualified under the Trust Indenture Act. The Indenture conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii)     Authorization and Description of Notes. The Notes have been duly authorized for issuance, offer and sale pursuant to this Agreement, and, when a Note is completed as contemplated by the Procedures, issued by the Company and authenticated and delivered by the Trustee pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, such Note will constitute a valid and legally binding obligation of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and except as enforcement thereof may be further limited by requirements that a claim with respect to Notes payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined by applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Notes conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv)     Keep Well Agreement. The Keep Well Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. The Notes constitute Debt (as defined under the Keep Well Agreement).

(xv)       Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Significant Subsidiaries are (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or other instrument to which the Company or any of its Significant Subsidiaries are a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Company or any of its Significant Subsidiaries are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of Notes and the use of the proceeds from the sale thereof as described therein) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its Significant Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (y) the provisions of the charter, by-laws or similar organizational document of the Company or any of its Significant Subsidiaries or (z) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity except, in the case of clause (z), for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument or agreement (or any person acting on such holder’s behalf) issued or entered into by the Company or any of its Significant Subsidiaries the right to require the repurchase, redemption or repayment of all or a material portion of the related financing by the Company or any of its Significant Subsidiaries prior to the date currently scheduled therefor.

(xvi)      Absence of Proceedings. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xvii)     Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is required for the Company’s due authorization, execution and delivery of, or performance of its obligations under, this Agreement, the Indenture and the Notes or for the offering, issuance, sale or delivery of Notes or the consummation of the transactions contemplated herein or therein, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the securities laws of any state or non-U.S. jurisdiction or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xviii)    Possession of Licenses and Permits. The Company and its Significant Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(xix)      Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents in all material respects the required information and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xx)       Investment Company Act. The Company is not required, and upon the issuance and sale of the Notes as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi)      Absence of Manipulation. Neither the Company nor any controlled affiliate of the Company has taken, nor will the Company or any such controlled affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Notes or to result in a violation of Regulation M under the 1934 Act.

(xxii)     Money Laundering Laws. The operations of the Company have been conducted in compliance with any applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity having jurisdiction over the Company (collectively, the “Money Laundering Laws”), except where the failure to be in such compliance would not, singly or in the aggregate, result in a Material Adverse Effect. No action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxiii)    OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (collectively, “Sanctions”). The Company will not, directly or indirectly, use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(b)        Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to any Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

Section 3. Covenants. The Company agrees with the Agents:

(a)        Compliance with Securities Regulations and Commission Requests. The Company will promptly notify the Agents (except in the case of clause (ii) below, which shall only require notice to the Related Agent(s)) (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Notes shall become effective, (ii) of the transmittal for filing with the Commission of any amendment or supplement to the General Disclosure Package or the Prospectus, including, without limitation, any document to be filed pursuant to the 1934 Act incorporated by reference therein, (iii) of the receipt of any comments from the Commission with respect to the information included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, or for additional information in the Registration Statement or any amendment thereto or in the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or receipt by the Company of any notice with regard to the suspension of the qualification of any Notes for offering or sale in any jurisdiction, or of the initiation of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (vi) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Notes. Subject to Section 3(b) hereof, the Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable best efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as practicable. The Company shall pay the required Commission filing fees relating to the Notes within the time required by the 1933 Act Regulations.

(b)        Notice of Certain Proposed Filings. The Company will give the Agents notice of its intention to file or prepare any new or additional registration statement with respect to Notes, any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus other than (i) an amendment or supplement providing solely for the establishment of, or change in, the specific terms of a tranche of Notes (except as to the Related Agent(s)) or relating exclusively to an offering of debt securities under the Registration Statement other than the Notes and (ii) any document to be filed pursuant to the 1934 Act and incorporated by reference therein, and will furnish the Agents or the Related Agent(s), as the case may be, with copies of any such document proposed to be filed, prepared or used a reasonable time in advance of such proposed filing or use, as the case may be, and will not file or use any such document in a form to which the Agents or the Related Agent(s), as the case may be, or counsel for the Agents shall reasonably object.

(c)        Revisions — Material Changes. If any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the

Agents or, in the case of an offer and sale of Notes to the Related Agent(s) as principal, such Related Agent(s) written notice of such event or condition and instructions to cease the solicitation of offers to purchase the Notes in the Agents’ capacity as placement agents and to cease sales of any Notes to the Agents they may own as principal pursuant to a Terms Agreement until the completion of the actions specified in clause (C) below, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents or such Related Agent(s), as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents or such Related Agent(s), as the case may be, or counsel for the Agents shall reasonably object.

(d)        Revisions — Periodic Financial Information. On or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall cause the Registration Statement, the General Disclosure Package and the Prospectus to be amended and supplemented, whether by the filing of documents pursuant to the 1933 Act, the 1934 Act or otherwise, to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanation as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

(e)        Revisions — Audited Financial Information. On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement, the General Disclosure Package and the Prospectus to be amended and supplemented, whether by the filing of documents pursuant to the 1933 Act, the 1934 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

(f)        Delivery of Registration Statements. The Company has furnished or will deliver to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)        Delivery of Prospectuses. The Company will furnish to (i) the Agents such number of copies of the Base Prospectus and the Prospectus Supplement as they may reasonably request and (ii) the Related Agent(s), without charge, during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Notes (the “Prospectus Delivery Period”), such number of copies of the Prospectus (as amended or supplemented) as such Related Agent(s) may reasonably request. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(h)        Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Notes as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(i)        Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Agents or, in the case of an offer and sale of a tranche of Notes to the Related Agent(s) as principal, such Related Agent(s) to qualify the Notes for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and non-U.S. jurisdictions as the Agents or such Related Agent(s), as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of such Notes contemplated by this Agreement; provided, however, that the Company shall not be obligated take any action that would subject it to general service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(j)        Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(k)       Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus.

(l)        Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent (which may be in electronic form) of the Related Agent(s), it will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433, except that the prior written consent of the Agents shall be required if any such offer is applicable to the Notes generally, and not to any specific tranche of Notes. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by such Related Agent(s), or, if applicable, the Agents, as the case may be, as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. The Company agrees that it will prepare a Final Term Sheet reflecting the final terms of each offering of a tranche of Notes, in form and substance satisfactory to the Related Agent(s), and that such Final Term Sheet is an Issuer Free Writing Prospectus, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus with the Commission in accordance with Rule 433. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or, when read together with other information in the General Disclosure Package, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Related Agents, and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)       Preparation of Pricing Supplements. The Company will prepare, with respect to any tranche of Notes sold through or to one or more Related Agents pursuant to this Agreement, a pricing supplement with respect to such Notes, in form and substance satisfactory to the applicable Related Agent(s), and will file with the Commission such pricing supplement in accordance with Rule 424(b).

(n)        Stand-Off Agreement. If required by any Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior written consent of each Agent party to such Terms Agreement, directly or indirectly, sell, offer to sell, contract, to sell or otherwise dispose of, or announce the offering of, any debt securities of the Company denominated in the same currency as the Notes to be purchased pursuant to such Terms Agreement or any security convertible into such debt securities (other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) securities sold in any Euro Asian or Euromarket financing, (iii) commercial paper in the ordinary course of business, (iv) debt securities of the Company to be offered and sold in an offering targeted to residents of Japan, including secondary offerings into Japan, (v) “demand” notes issued by the Company to provide an investment option for cash generated by assets used by the Company and its affiliates in asset-backed financing vehicles; or (vi) notes issued by the Company in connection with master note programs in transactions not registered under, or exempt from, the registration requirements of the 1933 Act).

(o)        Delivery of Future Officers’ Certificates. The Company covenants and agrees with the Agents that the Company shall furnish or cause to be furnished to the Agents a certificate, in form and substance reasonably satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in Section 5(f) hereof that was last furnished to the Agents are true and correct at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f), modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate, (i) upon each filing by the Company of an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Commission, (ii) when the Registration Statement, the General Disclosure Package or the Prospectus is otherwise amended or supplemented (other than an amendment or supplement providing solely for the establishment of, or a change in, the specific terms of a tranche of Notes or relating exclusively to an offering of debt securities under the Registration Statement other than the Notes) or (iii) upon filing by the Company of a Current Report on Form 8-K with the Commission, if reasonably requested by the Agents based on disclosure included therein or omitted therefrom. In the event that the aggregate principal amount of the Notes authorized for issuance and sale under this Agreement is increased or the Keep Well Agreement is modified, the Company shall furnish to or cause to be furnished forthwith to the Agents a certificate from Honda, dated the effectiveness of such increase or modification, in form and substance reasonably satisfactory to the Agents, of substantially the same tenor as the certificate referred to in Section 5(e) delivered on the date of this Agreement, but modified as necessary to relate to the increased principal amount of Notes or the amended Keep Well Agreement, as the case may be.

(p)        Delivery of Future Opinions and Letters of Counsel. The Company covenants and agrees with the Agents that each time that (i) the Registration Statement, the General Disclosure Package or the Prospectus shall be amended and supplemented (other than an amendment or supplement (x) providing solely for the establishment of, or a change in, the specific terms of a tranche of Notes or solely for the inclusion of additional financial information or relating exclusively to an offering of debt securities under the Registration Statement other than the Notes or (y) arising from any Current Report on Form 8-K that is incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, unless the Agents shall reasonably request based on disclosure included therein or omitted therefrom) or (ii) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents or the Related Agent(s), as the case may be, a written opinion of the counsel designated in Section 5(c)(i), or other counsel satisfactory to the Agents or the Related Agent(s), as the case may be, dated the date of filing with the Commission, the date of effectiveness of such amendment or the Settlement Date, as the case may be, in form and substance reasonably satisfactory to the Agents or the Related Agent(s), as the case may be, of substantially the same tenor as the opinion of such counsel delivered on the date of this Agreement, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinion to the Agents or the Related Agent(s), as the case may be, shall furnish the Agents or the Related Agent(s), as the case may be, with a letter substantially to the effect that the Agents or the Related Agent(s), as the case may be, may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). In the event that the aggregate principal amount of the Notes authorized for issuance and sale under this Agreement is increased or the Keep Well Agreement is modified, the Company shall furnish to or cause to be furnished forthwith to the Agents a written opinion of counsel designated in Section 5(c)(ii), or other counsel satisfactory to the Agents, dated the effectiveness of such increase or modification, in form and substance reasonably satisfactory to the Agents, of substantially the same tenor as the opinion of such counsel delivered on the date of this Agreement, but modified as necessary to relate to the increased principal amount of Notes or the amended Keep Well Agreement, as the case may be.

(q)        Delivery of Future Accountants’ Letters. The Company covenants and agrees with the Agents that each time that (i) the Registration Statement, the General Disclosure Package or the Prospectus shall be amended or supplemented to include additional financial information, including the filing with the Commission of any document incorporated by reference therein that contains additional financial information or (ii) (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall cause KPMG LLP, or other independent certified public accountants reasonably satisfactory to the Agents or the Related Agent(s), as the case may be, forthwith to furnish such Agents with a letter, dated the date of filing with the Commission, the date of effectiveness or Settlement Date, as the case may be, in form and substance reasonably satisfactory to the Agents or the Related Agent(s), as the case may be, of substantially the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and Prospectus, as amended and supplemented to the date of such letter and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, with respect to a letter furnished in connection with the filing of a Quarterly Report on 10-Q or an Annual Report on Form 10-K with the Commission, the letter shall be dated the date such Quarterly Report or Annual Report is filed with the Commission; further provided, however, that if the Registration Statement, the General Disclosure Package or the Prospectus is amended and supplemented solely to include financial information as of and for a fiscal quarter, KPMG LLP, or other independent certified public accountants reasonably satisfactory to the Agents or the Related Agent(s), as the case may be, may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents or the Related Agent(s), as the case may be, such letter should cover such other information.

(r)        Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner, in connection with offers and sales of Notes from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(s)        Suspension of Certain Obligations. The Company reserves the right to instruct the Agents to suspend at any time, for any period of time, the solicitation of offers to purchase the Notes from the Company. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Company (such notice, if oral or telephonic, to be confirmed in writing as soon as reasonably practicable thereafter, but in any event not later than five business days in New York City after such oral or telephonic notice), the Agents will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. During such suspension period, notwithstanding anything to the contrary contained herein, the Company shall not be required to comply with the provisions of subsections (a), (b), (c), (d), (e), (f), (g), (h), (l) (o), (p), (q) or (r) of this Section 3; provided, however, the Company shall remain obligated to comply with subsections (a), (b), (c), (d), (e), (h), (l) and (r) with respect to any Agent that shall then hold any Notes purchased as principal pursuant to a Terms Agreement or otherwise for a period of 30 days (or in the case of Section 3(c), nine months) after such Agent’s purchase of Notes as principal. Upon advising the Agents that such solicitation may be resumed or upon entering into a new Terms Agreement with one or more Agents, however, the Company shall simultaneously provide any documents required to be delivered by subsections (a), (b), (c), (d), (e), (f), (g), (h), (l), (o), (p), (q) or (r) of this Section 3, and the Agents shall have no obligation to solicit offers to purchase the Notes or purchase Notes as principal until such documents have been received by the Agents. In addition, if the Company fails to comply with any of its obligations hereunder, except to the extent suspended as provided herein, including, without limitation, its obligations to deliver the documents required by subsections (a), (b), (c), (d), (e), (f), (g), (h), (l), (o), (p), (q) or (r) of this Section 3 hereof, the Agents shall have the right to terminate their obligations hereunder, including, without limitation, their obligations to solicit offers to purchase the Notes hereunder as agent or to purchase Notes hereunder as principal.

(t)        Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents or such Related Agent(s), as the case may be, and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form and substance satisfactory to the Agents or such Related Agent(s), as the case may be. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents or such Related Agent(s), as the case may be, (ii) promptly file a new shelf registration statement on the proper form relating to the Notes, in a form and substance satisfactory to the Agents or such Related Agent(s), as the case may be, (iii) use its reasonable best efforts to cause such new shelf registration statement to be declared effective within 120 days after the Renewal Deadline and (iv) promptly notify the Agents or such Related Agent(s), as the case may be of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of Notes to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(u)        Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form.  If, at any time, during the term of this Agreement or otherwise when Notes purchased by one or more Related Agents as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents or such Related Agent(s), as the case may be, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Notes, in form and substance satisfactory to the Agents or such Related Agent(s), as the case may be, (iii) use its reasonable best efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents or such Related Agent(s), as the case may be, of such effectiveness. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

Section 4. Payment of Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, printing, issuance and delivery of Notes, including any fees and expenses relating to the issuance of Notes in book-entry form, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, of Honda’s counsel and of the Trustee and its counsel, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) any fees charged by rating agencies for the rating of Notes, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, the review by FINRA, if required, of the terms of sales of Notes, (ix) the fees and expenses of any Depository (as defined in the Indenture and including, without limitation, The Depository Trust Company, Clearstream Banking, S.A., and/or Euroclear Bank, S.A./N.V.) and any nominees thereof in connection with Notes, (x) the cost of preparing, and providing any CUSIP or other identification numbers for, Notes, (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Notes caused by a breach of the representation contained in the second sentence of Section 2(a)(ii) hereof and (xii) the reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment or re-commencement of the medium-term note program and incurred from time to time in connection with the deliveries contemplated in Sections 3(o), 3(p) and 3(q) hereof (other than deliveries pursuant to the terms of a Terms Agreement).

Section 5. Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)        Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Base Prospectus on or prior to the date of this Agreement and the Prospectus Supplement or any subsequent Base Prospectus prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.

(b)        Opinion of Counsel for the Agents. On the date of this Agreement, the Agents shall have received the favorable written opinion or opinions of Sidley Austin LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)        Opinion of Counsel to the Company and Counsel to Honda. On the date of this Agreement, the Agents shall have received the written opinion or opinions of (i) O’Melveny & Myers LLP, counsel to the Company, dated such date, in form and substance satisfactory to the Agents, and (ii) Mori Hamada & Matsumoto, counsel to Honda, dated such date, in form and substance satisfactory to the Agents.

(d)        Accountants’ Letter. On the date of this Agreement, the Agents shall have received a letter from KPMG LLP, dated such date, in form and substance previously agreed to by the Company and the Agents.

(e)        Honda Confirmation Letter regarding the Keep Well Agreement. On the date of this Agreement, the Agents shall have received a certificate of an authorized officer of Honda, dated such date, to the effect that (i) the Keep Well Agreement has been duly authorized by Honda in accordance with resolutions of the board of directors of Honda and remains valid as of the date of the letter, (ii) Honda has authorized that indebtedness under all Notes issued at any time by the Company under this Agreement shall be approved indebtedness for borrowed money, and accordingly shall constitute Debt (as defined therein), under the Keep Well Agreement, and (iii) the copy of the Keep Well Agreement delivered by Honda to the Agents conforms to the original.

(f)        Officers’ Certificate for the Company. On the date of this Agreement, except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and the Agents shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date in all material respects.

(g)        Additional Documents. On the date of this Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as contemplated herein shall be satisfactory in form and substance to the Agents and counsel for the Agents.

(h)        Termination of this Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agents by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 2, 3(j), 4, 6, 7, 8, 9, 13 and 15 hereof shall remain in full force and effect notwithstanding such termination.

Section 6. Indemnification.

(a)        Indemnification of the Agents. The Company agrees to indemnify and hold harmless the Agents, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (x) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)      against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by the Agents in writing expressly for use therein.

(b)        Indemnification of Company, Directors and Officers. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company by such Agent in writing expressly for use therein.

(c)        Actions against Parties; Notification. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any action brought to enforce any such claim, but if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified parties, defendant or defendants in any action so brought. In the event that the indemnifying party elects to assume the defense of any such suit and retains such counsel, the indemnified party, defendant or defendants in the action, shall bear the fees and expenses of any additional counsel thereafter retained by them; provided, however, that in the event that the parties to any such action (including impleaded parties) include both the indemnifying parties and one or more indemnified parties and any such indemnified party shall have been advised by counsel chosen by it and satisfactory to the indemnifying party that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, the indemnifying party will reimburse such indemnified party as aforesaid for the fees and expenses of any counsel, as reasonably incurred, by them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)        Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, from the applicable offering of Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the applicable Agents, on the other hand, in connection with the applicable offering of Notes pursuant to this Agreement shall be deemed to be in the same respective proportion as the total net proceeds from such offering of Notes pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, bear to the total commissions or underwriting discounts received by the applicable Agents, on the other hand.

The relative fault of the Company, on the one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent in connection with Notes placed with investors or underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Notes placed or underwritten by it in the applicable offering.

Section 8. Foreign Currency Judgments. The Company agrees to indemnify each of the Agents against any loss incurred by such Agent as a result of any judgment or order being given or made for the amount due under this Agreement and such judgment or order being paid in a currency (a “Judgment Currency”) other than U.S. dollars as a result of any variation between (i) the rate of exchange at which U.S. dollars are converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Agent is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Agent. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Section 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent or its Affiliates, selling agents, officers or directors or any person controlling such Agent, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Notes.

Section 10. Termination.

(a)        This Agreement may be terminated for any reason, at any time, by either the Company or an Agent, as to itself, upon the giving of 30 days’ prior written notice of such termination to the other parties hereto.

(b)        The applicable Agent(s) may terminate a Terms Agreement to which each such Agent is a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agent(s), since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to proceed with the completion of the offering of Notes contemplated by such Terms Agreement or to enforce contracts for the sale of such Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or if trading in any securities of Honda has been suspended or materially limited by the Tokyo Stock Exchange, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other

Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, S.A., or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal, California or New York authorities, or (vii) if the rating assigned by any rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered or withdrawn since the execution of such Terms Agreement or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading, or (viii) if there shall have come to such Agent(s)’ attention any facts that would cause such Agent(s) to reasonably believe that the General Disclosure Package, at the Applicable Time, or the Prospectus, at the time it was (or, but for the exception afforded by Rule 172, would have been) required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(c)        In the event of any termination under this Section 10, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 1(d) or 1(h) hereof, (ii) if at the time of termination (a) an Agent shall own any Notes purchased from the Company as principal with the intention of reselling such Notes or (b) an offer to purchase any Notes has been accepted by the Company but settlement has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Notes are resold or settled, as the case may be (provided, however, that except as provided in clause (iii) below, the Company’s obligations pursuant to Section 3 hereof shall in any event terminate no later than the date that is 30 days (or in the case of Section 3(c), nine months) after the time of such termination), and (iii) the covenant set forth in Section 3(j) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 9, 13 and 15 hereof shall remain in effect.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices shall be directed to the parties as specified below.

If to the Company:

AMERICAN HONDA FINANCE CORPORATION

20800 Madrona Avenue

Torrance, California 90503

Attention:  Treasury Manager

Telephone:  (310) 972-2500

Facsimile:  (310) 972-2482

with a copy to:

O’MELVENY & MYERS LLP

400 S. Hope Street

Los Angeles, California 90071

Attention: John-Paul Motley, Esq.

Telephone: (213) 430-6000

If to Merrill Lynch, Pierce, Fenner & Smith Incorporated:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                           INCORPORATED

Bank of America Tower

One Bryant Park

NY1-100-03-01

New York, New York 10036

Attention:  Medium-Term Note Desk

Telephone:  (646) 855-6433

Facsimile:  (646) 855-0116

If to Barclays Capital Inc.:

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

Attention:  Syndicate Registration

Facsimile:  (646) 834-8133

If to BNP Paribas Securities Corp.:

BNP PARIBAS SECURITIES CORP.

787 Seventh Avenue

New York, New York 10019

Attention: Debt Capital Markets

Telephone:  (212) 841-2114

Facsimile:  (212) 841-3785

Email: new.york.syndicate@bnpparibas.com

If to BNY Mellon Capital Markets, LLC:

BNY MELLON CAPITAL MARKETS, LLC

101 Barclay Street, 3rd Floor

New York, New York 10286

Attention: Debt Capital Markets

Telephone: (212) 815-4993

Facsimile: (212) 815-6403

If to Citigroup Global Markets Inc.:

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

Attention:  Transaction Execution Group

Telephone:  (212) 816-1135

Facsimile: (646) 291-5209

Email: TEG.NY@citi.com

If to Deutsche Bank Securities Inc.:

DEUTSCHE BANK SECURITIES INC.

60 Wall Street

New York, New York 10005

Attention:  Debt Capital Markets — Syndicate Desk

Telephone:  (212) 250-6801

Facsimile:  (212) 469-7875

If to HSBC Securities (USA) Inc.:

HSBC SECURITIES (USA) INC.

452 Fifth Avenue

New York, New York 10018

Attention:  Transaction Management

Telephone:  (212) 525-3652

Facsimile:  (212) 525-0238

Email: dcm.americas.tmg@us.hsbc.com

If to J.P. Morgan Securities LLC:

J.P. MORGAN SECURITIES LLC

383 Madison Avenue, 3rd Floor

New York, New York 10179

Attention: Investment Grade Finance

Telephone: (212) 834-4533

Facsimile: (212) 834-6081

If to Lloyds Securities Inc.:

LLOYDS SECURITIES INC.

1095 Avenue of the Americas, 34th Floor

New York, New York 10036

Attention: Fixed Income

Telephone: (212) 930-8961

Facsimile: (212) 479-2882

If to Mizuho Securities USA Inc.:

MIZUHO SECURITIES USA INC.

320 Park Avenue, 12th Floor

New York, New York 10022

Attention:  Debt Capital Markets

Telephone:  (212) 205-7543

Facsimile:  (212) 205-7812

If to Morgan Stanley & Co. LLC:

MORGAN STANLEY & CO. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attention: Investment Banking Division

Telephone:  (212) 761-6691

Facsimile: (212) 761-0780

If to RBC Capital Markets, LLC:

RBC CAPITAL MARKETS, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention:  DCM Transaction Management

Telephone: (866) 375-6829

Facsimile: (212) 658-6137

If to SMBC Nikko Securities America, Inc.:

SMBC NIKKO SECURITIES AMERICA, INC.

277 Park Avenue

New York, New York 10172

Attention:  Debt Capital Markets

Telephone: (212) 224-5300

If to SG Americas Securities, LLC:

SG AMERICAS SECURITIES, LLC

245 Park Avenue

New York, New York 10167

Attention:  Investment Grade Debt Capital Markets

Telephone: (212) 278-6964

Facsimile: (212) 278-7532

If to TD Securities (USA) LLC:

TD SECURITIES (USA) LLC

31 West 52nd Street, 2nd Floor

New York, New York 10019

Attention: Debt Capital Markets Syndicate

Telephone: (855) 495-9846

Facsimile: (212) 827-7284

If to U.S. Bancorp Investments, Inc.:

U.S. BANCORP INVESTMENTS, INC.

214 N. Tyron Street, 26th Floor

Charlotte, North Carolina 28202

Attention:  Investment Grade Syndicate

Telephone: (877) 558-2607

Facsimile: (877) 219-0512

If to Wells Fargo Securities, LLC:

WELLS FARGO SECURITIES, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention:  Transaction Management

Facsimile:  (704) 410-0326

Section 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Notes pursuant to this Agreement, including the determination of the respective initial public offering prices of Notes, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Related Agents, on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other Affiliates with respect to any offering of Notes or the process leading thereto (irrespective of whether the Related Agents have advised or are currently advising the Company or any of its subsidiaries or other Affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) the Agents have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Notes and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective Affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective Affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

Section 14. Assignment. The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s capital markets, investment banking or related businesses may be transferred following the date of this Agreement.

Section 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

Section 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

AMERICAN HONDA FINANCE CORPORATION

By:	/s/ Paul C. Honda
Name: Paul C. Honda
Title: Vice President and Assistant Secretary

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By:	/s/ Matthew Basler
Name: Matthew Basler Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name: Pamela Kendall Title: Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Andrew Shapiro
Name: Andrew Shapiro Title: Managing Director

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Philip Benedict
Name: Philip Benedict Title: MD

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr. Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Han
Name: John Han Title: Director

By:	/s/ Jack McCabe
Name: Jack McCabe Title: Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
Name: Diane Kenna
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
Name: Maria Sramek
Title: Executive Director

LLOYDS SECURITIES INC.

By:	/s/ David Keller
Name: David Keller
Title: DCM Head of Origination

MIZUHO SECURITIES USA INC.

By:	/s/ Steven Fitzpatrick
Name: Steven Fitzpatrick
Title: MD

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: ED

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Yoshihiro Satake
Name: Yoshihiro Satake
Title: Managing Director

SG AMERICAS SECURITIES, LLC

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: Director

TD SECURITIES (USA) LLC

By:	/s/ Elsa Wang
Name: Elsa Wang
Title: Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Mike Dullaghan
Name: Mike Dullaghan
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Kristine Thomas
Name: Kristine Thomas
Title: Director

Annex I

American Honda Finance Corporation

Medium-Term Notes, Series A

Due Nine Months or More from Date of Issue

$[●] aggregate principal amount of [●] Medium-Term Notes, Series A due [●] (the “Securities”)

TERMS AGREEMENT

[ADDRESS OF AGENT[S]]

Ladies and Gentlemen:

American Honda Finance Corporation, a California corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the First Amended and Restated Distribution Agreement, dated August 10, 2016 (the “Distribution Agreement”), between the Company and the Agents party thereto, to issue and sell to [●] [and [●]] as principal for resale ([collectively,] the “Purchaser[s]”), and [each of ]the Purchaser[s] [severally] agrees to purchase from the Company, at a purchase price of [●]% of the principal amount of the Securities[, the principal amount of] the Securities[ set forth next to such Purchaser’s name on Schedule A hereto] on the terms specified in Schedule A hereto. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Distribution Agreement. This agreement is a Terms Agreement under Section 1(e) of the Distribution Agreement.

[Payment of the purchase price for, and delivery of, the Securities shall occur on [●] in accordance with the settlement procedures provided for in the Procedures.]

[Payment of the purchase price for the Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of certificates for the Securities to the Purchasers to be purchased by such Purchasers at the offices of Sidley Austin LLP, or at such other place as shall be agreed upon by the Purchaser[s] and the Company, at 10:00 A.M. (New York City time) on [●] (unless postponed in accordance with the provisions of Section 1(e) of the Distribution Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Purchaser[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”). It is understood that each Purchaser has authorized [●] as representative of the Purchasers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. [●], individually and not as representative of the Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Purchaser whose funds have not been received by the Settlement Date but such payment shall not relieve such Purchaser from its obligations hereunder.]

Each of the provisions of the Distribution Agreement not related solely to the Agent, as placement agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Distribution Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Applicable Time and the Settlement Date.

Annex I-1

The Purchaser[s] confirm[s] the information furnished by [any][the] Purchaser[s] consists of the following information in the Company’s pricing supplement dated [●], which supplements the prospectus dated August 10, 2016, as supplemented by the prospectus supplement dated August 10, 2016: [The concession and reallowance relating to the Securities appearing in the third paragraph of text under the caption “Underwriting,” the possible stabilization of the price of the Securities in the fourth paragraph of text under the caption “Underwriting” and the statements regarding the activities of the Purchasers with respect to the Company’s securities in the seventh paragraph of text under the caption “Underwriting.”]

[To the extent a Purchaser is not a party to the Distribution Agreement, this Terms Agreement confirms that the terms and conditions of the Distribution Agreement shall apply to the sale of the Securities as if such Purchaser were an “Agent” under the Distribution Agreement purchasing the Securities as principal as an “Agent.” Notwithstanding the foregoing or anything in the Distribution Agreement to the contrary, such Purchaser shall only be entitled to receive such opinions, certificates and letters referred to in Schedule A hereto. By executing a counterpart of this Terms Agreement, such Purchaser shall be entitled to the benefits of the Distribution Agreement solely with respect to its purchase and sale of the Securities and agrees that it will perform and comply with all the duties and obligations expressed to be assumed by an Agent as principal under or pursuant to the Distribution Agreement. Following the closing for the sale of the Securities, such Purchaser shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the purchase and sale of the Securities.]

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser[s] and the Company in accordance with its terms.

[signature pages follow]

Very truly yours,

American Honda Finance Corporation
By:
Name:
Title:

Accepted as of the date hereof:
[Purchaser[s]]
By:
Name:
Title:

Annex I-2

Schedule A to the Terms Agreement

Purchaser[s] and amount[s] to be purchased: [to be inserted]

The following terms, if applicable, shall be agreed to by the Purchaser(s) and the Company:

Principal Amount: [U.S. $                     ] [foreign currencies]

If Fixed Rate Note:

Interest Rate:

Day Count Convention:

Interest Payment Date(s):

If Floating Rate Note:

Interest Calculation:

☐        Regular Floating Rate Note

☐        Inverse Floating Rate Note

☐        Floating Rate/Fixed Rate Note

Interest Rate Basis:

Interest Determination Date:

Initial Interest Rate:

Initial Interest Reset Date:

Spread, if any:

Spread Multiplier, if any:

Interest Reset Date(s):

Interest Rate Reset Period:

Index Maturity:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Calculation Agent:

Day Count Convention:

Interest Payment Date(s):

Interest Payment Period:

If Redeemable:

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage:

Reduction, if any:

If Repayable:

Holder’s Optional Repayment

Date(s):

Stated Maturity Date:

Issue Price:     %

Annex I-3

Purchasers:

Purchaser’s Discount or Commission:

Trade Date:

Settlement Date:

Also, agreement as to whether the following will be required:

1.  Officers’ Certificates pursuant to Section 3(o) of the Distribution Agreement.

2.  Opinions and Letters of Counsel pursuant to Section 3(p) of the Distribution Agreement.

3.  Accountants’ Letter pursuant to Section 3(q) of the Distribution Agreement.

4.  Other:

Annex I-4

Annex II

Part I

[FORM OF AGENT ACCESSION LETTER]

To:	American Honda Finance Corporation

20800 Madrona Avenue

Torrance, California 90503

[date]

Dear Sirs,

Re:  American Honda Finance Corporation

Medium-Term Notes, Series A

[Description of issue] (the “Notes”)

We refer to the First Amended and Restated Distribution Agreement dated August 10, 2016 made between you and the Agents party thereto (the “Distribution Agreement”) and to the issue of the Notes to be offered and sold thereunder.

We confirm that we are in receipt of the documents referenced below and have found them to our satisfaction or, in the case of the documents referred to in (iii) below, have waived such production1:

(i)        a copy of the Distribution Agreement;

(ii)       a copy of all current documents referred to in Section 3(f), 3(g) and 3(m) and the current Procedures referred to in Section 1(f) of the Distribution Agreement; and

(iii)      a copy of all current documents referred to in Sections 5(b), 5(c), 5(d), 5(e) and 5(f) of the Distribution Agreement) and Sections 3(o), 3(p)(i) and 3(q)(i) of the Distribution Agreement that were last furnished to the Agents in connection with the most recent amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus.

For the purposes of the Distribution Agreement, our notice information is as follows:

[insert name, address, telephone, facsimile, and attention]

In consideration of your appointing us, pursuant to Section 1(j) of the Distribution Agreement, as an “Agent” under the Distribution Agreement [solely with respect to the sale of the Notes], we hereby undertake, with effect from and including the date hereof, for the benefit of you and each of the other Agents, that we will perform and comply with all the duties and obligations expressed to be assumed by an Agent under or pursuant to the Distribution Agreement. [Following [the issue][the closing for the sale] of the Notes, we shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the placement of the Notes.]2

1            It is important to ensure that each original legal opinion and SAS 72 comfort letter permits it to be delivered to, and relied, upon by New Agents; otherwise a side letter to this effect should be provided.

2            To be included for a dealer for a day.

Annex II-I-1

[This letter and that certain confirmation letter dated the date hereof from you to us shall hereafter be read and construed in conjunction and as one document with the Distribution Agreement, and references to “the Agreement”, “this Agreement” or “the Distribution Agreement” in the Distribution Agreement or in any other agreement, instrument or other document executed thereunder or delivered pursuant thereto shall for all purposes refer to the Distribution Agreement incorporating and as supplemented by this letter and that certain confirmation letter referenced above.]3

THIS LETTER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

Sincerely yours,

[Name of New Agent]

By:
Title:

3            To be included for a permanent new agent.

Annex II-I-2

Annex II

Part II

[FORM OF CONFIRMATION LETTER]

To:	[Name and address of New Agent]

[date]

Dear Sirs,

Re:  American Honda Finance Corporation

Medium-Term Notes, Series A

We refer to the First Amended and Restated Distribution Agreement, dated August 10, 2016 (the “Distribution Agreement”), entered into in respect of American Honda Finance Corporation’s (the “Company”) Medium-Term Notes, Series A and hereby acknowledge receipt of your Agent Accession Letter to us dated [●].

In accordance with Section 1(j) of the Distribution Agreement, we hereby confirm that, with effect from and including the date hereof, the Company has appointed [•] (“you”), and you shall become, an Agent under the Distribution Agreement, vested with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent under the Distribution Agreement[, solely with respect to the sale of the Notes identified in that Agent Accession Letter (the “Notes”) dated the date hereof; provided that following the issue of the Notes, you shall have no further such authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the placement of the Notes.]4

[This letter and that certain accession letter dated the date hereof from you to us shall hereafter be read and construed in conjunction and as one document with the Distribution Agreement, and references to “the Agreement”, “this Agreement” or “the Distribution Agreement” in the Distribution Agreement or in any other agreement, instrument or other document executed thereunder or delivered pursuant thereto shall for all purposes refer to the Distribution Agreement incorporating and as supplemented by this letter and that certain accession letter referenced above.]5

Sincerely yours,

American Honda Finance Corporation

By:
Title:

4           To be included for a dealer for a day.

5           To be included for a permanent new agent.

Annex II-II-1

Schedule A

As compensation for services, the Company shall pay a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

MATURITY RANGES		PERCENT OF PRINCIPAL AMOUNT
From 9 months but less than 1 year	….	.03%
From 1 year but less than 18 months	….	.03%
From 18 months but less than 2 years	....	.045%
From 2 years but less than 3 years	….	.06%
From 3 years but less than 4 years	….	.09%
From 4 years but less than 5 years	….	.12%
5* years ....		.15%

*    Commission on Notes with maturities greater than 5 years shall be agreed to by the Company and the applicable Agent at the time of the relevant trade.

Schedule A